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                                                                    EXHIBIT 23.1


The Board of Directors
GDT SA:

We consent to incorporation by reference in the registration statement on Forms S-8 (File Nos. 333-07667, 333-34491, 333-67325 and 333-78247) and Forms S-3
(File Nos. 333-46203, 333-56633, 333-73023, 333-77065, 333-77757, 333-78585 and
333-85513) of CNET, Inc. of our report dated September 24, 1999, relating to balance sheets of GDT S.A. as of December 31, 1998 and 1997, and the related statements of operations, and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Form 8-K of CNET, Inc. dated October 6, 1999.


KPMG Fides Peat

/s/ MARIO CASTELNUOVO                                    /s/ WILLIAM D LANEVILLE
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Lausanne, Switzerland
October 5, 1999